                                                                     EXHIBIT 1.1

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                                                            DRAFT: JUNE 27, 1996





                              BJ SERVICES COMPANY



                            (a Delaware corporation)



                        8,500,000 Shares of Common Stock



                               PURCHASE AGREEMENT





Dated: July __, 1996



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
                               TABLE OF CONTENTS

SECTION 1.       Representations and Warranties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
        (a)      Representations and Warranties by the Company.    . . . . . . . . . . . . . . . . . . . . . . 3
        (b)      Officer's Certificates    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

SECTION 2.       Sale and Delivery to Underwriters; Closing. . . . . . . . . . . . . . . . . . . . . . . . . . 8
        (a)      Initial Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
        (b)      Option Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
        (c)      Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
        (d)      Denominations; Registration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

SECTION 3.       Covenants of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
        (a)      Compliance with Securities Regulations and Commission Requests  . . . . . . . . . . . . . .  10
        (b)      Filing of Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
        (c)      Delivery of Registration Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
        (d)      Delivery of Prospectuses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
        (e)      Continued Compliance with Securities Laws . . . . . . . . . . . . . . . . . . . . . . . . .  11
        (f)      Blue Sky Qualifications . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
        (g)      Rule 158. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
        (h)      Use of Proceeds.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
        (i)      Listing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
        (j)      Restriction on Sale of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
        (k)      Reporting Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

SECTION 4.       Payment of Expenses.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
        (a)      Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
        (b)      Termination of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

SECTION 5.       Conditions of Underwriters' Obligations . . . . . . . . . . . . . . . . . . . . . . . . . .  13
        (a)      Effectiveness of Registration Statement  .  . . . . . . . . . . . . . . . . . . . . . . . .  13
        (b)      Opinion of Counsel for the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
        (c)      Opinion of Margaret B. Shannon  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
        (d)      Opinion of Counsel for the Underwriters.  . . . . . . . . . . . . . . . . . . . . . . . . .  17
        (e)      Opinions of Counsel.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
        (f)      Officers' Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
        (g)      Accountant's (Deloitte & Touche LLP) Comfort Letter.  . . . . . . . . . . . . . . . . . . .  18
        (h)      Accountant's (Price Waterhouse LLP) Comfort Letter. . . . . . . . . . . . . . . . . . . . .  19
        (i)      Accountant's (KPMG Peat Marwick Thorne) Comfort Letter  . . . . . . . . . . . . . . . . . .  19
        (j)      Bring-down Comfort Letter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
        (k)      Approval of Listing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
        (l)      No Objection. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20





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

        (m)      Lock-up Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
        (n)      Conditions to Purchase of Option Securities.    . . . . . . . . . . . . . . . . . . . . . .  20
        (o)      Additional Documents.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
        (p)      Termination of Agreement.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

SECTION 6.       Indemnification.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
        (a)      Indemnification of Underwriters.    . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
        (b)      Indemnification of the Company, Directors and Officers.   . . . . . . . . . . . . . . . . .  22
        (c)      Actions Against Parties; Notification.    . . . . . . . . . . . . . . . . . . . . . . . . .  23
        (d)      Settlement Without Consent if Failure to Reimburse.   . . . . . . . . . . . . . . . . . . .  23

SECTION 7.       Contribution.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

SECTION 8.       Representations, Warranties and Agreements to Survive Delivery.   . . . . . . . . . . . . .  25

SECTION 9.       Termination of Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
        (a)      Termination; General.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
        (b)      Liabilities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

SECTION 10.  Default by One or More of the Underwriters.   . . . . . . . . . . . . . . . . . . . . . . . . .  26

SECTION 11.  Notices.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

SECTION 12.  Parties.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

SECTION 13.  GOVERNING LAW AND TIME.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

SECTION 14.  Effect of Headings.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27





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

                              BJ SERVICES COMPANY
                            (A DELAWARE CORPORATION)

                        8,500,000 SHARES OF COMMON STOCK

                           (PAR VALUE $.10 PER SHARE)

                               PURCHASE AGREEMENT

                                                                   July __, 1996



MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
CS First Boston Corporation
Rauscher Pierce Refsnes, Inc.,
  as Representatives of the several Underwriters
c/o  Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated
North Tower
World Financial Center
New York, New York 10281-1209

Ladies and Gentlemen:

         BJ Services Company, a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, CS First Boston Corporation and Rauscher Pierce Refsnes, Inc. are acting as representatives (in such capacity, the "Representatives"), with respect to (i) the issuance and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares of Common Stock, par value $.10 per share, of the Company ("Common Stock") set forth in Schedule A hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 1,275,000 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 8,500,000 shares of Common Stock (the "Initial Securities") to be purchased by the Underwriters and all or any part of the 1,275,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities."
As used herein, all references to "Common Stock" shall include the associated




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

preferred share purchase rights ("Rights") issued pursuant to the Stockholder Rights Agreement dated as of January 12, 1994, between the Company and First Chicago Trust Company of New York, as rights agent, as amended and supplemented to date.

         The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-02731) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated June 14, 1996 together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         All references in this Agreement to financial statements, schedules and other information which are "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements, schedules and other information which are incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act"), which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

        SECTION 1.               Representations and Warranties.

        (a)     Representations and Warranties by the Company.  The
Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

                (i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or Prospectus.





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

                Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and, if applicable, each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                        (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus (the "Incorporated Documents"), at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                (iii) Independent Accountants. Deloitte & Touche LLP, the accountants who certified the financial statements and supporting schedules of the Company included in or incorporated by reference into the Registration Statement and the Prospectus, are independent public accountants with respect to the Company as required by the 1933 Act and the 1933 Act Regulations. Price Waterhouse LLP, the accountants who certified the financial statements of The Western Company of North America, formerly a Delaware corporation ("Western"), incorporated by reference into the Registration Statement and the Prospectus, are independent public accountants with respect to Western and the Company as required by the 1933 Act and the 1933 Act Regulations. KPMG Peat Marwick Thorne, the accountants who certified the financial statements of Nowsco Well Service Ltd., [formerly] a corporation organized under the laws of Alberta, Canada ("Nowsco"), included in or incorporated by reference into the Registration Statement and the Prospectus, are independent public accountants with respect to Nowsco and the Company as required by the 1933 Act and the 1933 Act Regulations.

                (iv) Financial Statements. The historical financial statements (including the related notes thereto) included in or incorporated by reference into the Registration Statement and the Prospectus present fairly the financial position of the Company, Western or Nowsco, as of the dates indicated and the results of operations and cash flows thereof for the periods specified, and the related financial statement schedules incorporated by reference into the Registration Statement and the Prospectus present fairly the information required to be stated therein. Such financial statements (including the related notes thereto) and related financial statement schedules have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, except to the extent disclosed





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

        therein. The summary consolidated financial information of the Company for the five years ended September 30, 1995 and for the six months ended March 31, 1995 and March 31, 1996, included in the Registration Statement and the Prospectus, presents fairly the information shown therein and has been derived from the audited, and with respect to such six-month periods, the unaudited financial statements of the Company incorporated by reference into the Registration Statement and the Prospectus. The pro forma financial statements (including the related notes thereto) included in or incorporated by reference into the Registration Statement and the Prospectus (the "pro forma financial statements") have been prepared in accordance with the applicable accounting requirements of Rule 11-02 of Regulation S-X; the pro forma adjustments reflected in the pro forma financial statements have been properly applied to the historical amounts in the compilation of such statements; and the assumptions used in the preparation of the pro forma financial statements are, in the opinion of the Company, reasonable.

                (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth or contemplated therein, (A) there has been no material adverse change in the business, financial condition, results of operations or prospects of the Company and the Subsidiaries (as hereinafter defined) taken as a whole ("Material Adverse Effect"), whether or not arising from transactions in the ordinary course of business, (B) there has been no dividend or distribution of any kind declared, paid or made by the Company on its shares of capital stock and (C) neither the Company nor any Subsidiary has issued any securities (except as may be issued pursuant to employee benefit plans and the Company's outstanding warrants to purchase shares of Common Stock described in the Registration Statement) or incurred any material liability or obligation, direct or contingent, for borrowed money.

                (vi) Good Standing of the Company. The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which it owns or leases substantial properties or in which the conduct of its business requires such qualification, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                (vii) Good Standing of Subsidiaries. The only direct or indirect subsidiaries of the Company are the corporations listed on Schedule C hereto (individually, a "Subsidiary" and collectively, the "Subsidiaries"). Each Subsidiary has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business; each Subsidiary is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which it owns or leases substantial properties or in which the conduct of its business requires such qualification (except where the failure to so qualify would not have a Material Adverse Effect); all outstanding shares (or such percentage of the outstanding shares as is set forth on Schedule C hereto) of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned, directly or indirectly, by the Company free and clear of any liens, encumbrances or claims [OTHER THAN RIGHTS TO PURCHASE, OR CONSENT TO THE TRANSFER OF, SHARES IN CERTAIN NON-U.S. SUBSIDIARIES]; and there are no outstanding options, rights or warrants to acquire, or securities convertible into or exchangeable for, any shares of capital stock or other equity interest in any Subsidiary other than, in respect of additional equity capital to be raised by certain non-U.S. Subsidiaries that are not wholly owned by the Company, the right or option of the Company and the other stockholder(s) of each such Subsidiary to subscribe to such additional capital shares as are proposed to be issued in order that the Company and such stockholder(s) may maintain their respective percentage ownership in such Subsidiary [OTHER THAN RIGHTS TO PURCHASE, OR CONSENT TO THE TRANSFER OF, SHARES IN CERTAIN NON-U.S. SUBSIDIARIES]. Except for (A) the shares of capital stock of each of the Subsidiaries and (B) as set forth in the Registration Statement, neither the Company nor any Subsidiary owns or holds, directly or indirectly, a material number of shares of capital stock or any other securities of any corporation or has any material equity or other interest in any firm, partnership, association or other entity.

                (viii) Capitalization. The Company's capitalization is as set forth in the Prospectus.

                (ix) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

                (x) Authorization and Description of Securities. All outstanding shares of Common Stock are, and the Securities, when issued, delivered and paid for in the manner herein described, will be, duly authorized and validly issued and fully paid and nonassessable, with no personal liability attaching to the ownership thereof; and, except as disclosed in the Prospectus, the stockholders of the Company have no preemptive or similar rights with respect to any shares of capital stock of the Company. The description of the Common Stock in the Registration Statement is complete and accurate in all material respects. Except as disclosed in the Prospectus, (A) there are no outstanding rights, options or warrants to purchase any shares of the capital stock of the Company or securities convertible into or exercisable or exchangeable for any shares of the capital stock of the Company, and (B) there are no restrictions upon the voting or transfer of any shares of the capital stock of the Company pursuant to the Company's charter or by-laws or any agreement or other instrument to which the Company is a party or by which it is bound.

                (xi) Absence of Defaults. No default exists, and no event has occurred that with notice or passage of time, or both, would constitute a default, in the due performance or observance of any term, condition or provision of the charter or by-laws of the Company or of any Subsidiary, or the terms of any indenture or other agreement or instrument to which any of them or any of their respective properties are bound, or that may result in, or has resulted in, any material violation by any of them of any existing law, order, rule or regulation of any court, governmental agency or body or any arbitrator, domestic or foreign, having jurisdiction over any of them or any of their respective properties, except for defaults or violations (in the case of indentures or other agreements or instruments) that would not have a Material Adverse Effect.

                (xii) Authorization of Offering; Absence of Conflicts. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the Nowsco Acquisition and Nowsco Tender Offer (both terms as defined in the Prospectus)) have been duly authorized by all necessary corporate action of the Company and the Subsidiaries and (A) do not and will not result in a breach or violation of, or constitute a default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject, excluding in each case breaches, violations or defaults which, individually or in the aggregate, would not have a Material Adverse Effect, (B) nor will such action result in any violation of the provisions of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets or properties excluding in each case violations which, individually or in the aggregate, would not have a Material Adverse Effect and (C) nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Subsidiary. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

                (xiii) Absence of Proceedings. There are no legal or governmental proceedings pending or threatened (A) required to be described in the Incorporated Documents that are not described as required or (B) likely (individually or in the aggregate) to materially and adversely affect the business, financial condition, results of operations or prospects of the Company and the Subsidiaries taken as a whole.

                (xiv) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the Incorporated Documents or to be filed as exhibits thereto which have not been so described and filed as required.

                (xv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency (whether foreign or domestic) is necessary or required in connection with (A) the due authorization, execution and delivery of this Agreement or the performance by the Company of its obligations hereunder, (B) the offering, issuance or sale of the Securities hereunder or (C) the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or under state securities or "blue sky" laws of any jurisdiction.

                (xvi) Compliance with Laws. The Company and the Subsidiaries are operating in compliance with all statutes, laws, regulations and ordinances applicable to their respective businesses and operations, except where any non-compliance would not result in a Material Adverse Effect.

                (xvii) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                (xviii)    Absence of Manipulation. The Company and the
        Subsidiaries have not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                (xix) Compliance with Cuba Act. The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

        (b) Officer's Certificates. Any certificate signed by any officer of the Company or any Subsidiary delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2.  Sale and Delivery to Underwriters; Closing.

        (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof, subject to such adjustments among the Underwriters as the

Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

        (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,275,000 shares of Common Stock at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

        (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Baker & Botts, L.L.P., One Shell Plaza, 910 Louisiana, Houston, Texas 77002, or at such other place as shall be agreed upon by the Representatives and the Company at 10:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10 hereof), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the "Closing Time").

        In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

        Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the

Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

        (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

        SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

        (a)     Compliance with Securities Regulations and Commission
Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

        (b) Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

        (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. These copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. In addition, the Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement and of each amendment thereto as electronically transmitted to and filed with the Commission pursuant to EDGAR.

        (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

        (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

        (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

        (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

        (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

        (i) Listing. The Company will use its best efforts to effect the listing of the Securities on the New York Stock Exchange.

        (j) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or
(ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant outstanding on the date hereof and referred to in the Prospectus, (C) shares issued in private placements of Common Stock to purchasers who agree to be bound by restrictions similar to those contained in this subsection or (D) the grant of options, restricted shares, restricted stock units, stock unit awards payable in the form of Common Stock or performance shares issued or granted pursuant to the Company's employee benefit plans, provided that the aggregate number of shares of Common Stock issued or issuable pursuant to such options, units or awards shall not exceed
_____________.

        (k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

SECTION 4.    Payment of Expenses.

        (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities and
(ix) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.


        (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or Section 11 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

        SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any Subsidiary delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

        (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933

Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

        (b) Opinion of Counsel for the Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Andrews & Kurth L.L.P., counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other United States jurisdictions in which it owns or leases substantial properties or in which the conduct of its business requires such qualification (except where the failure to so qualify would not have a material adverse effect on the business, financial condition or results of operations of the Company and the Subsidiaries taken as a whole);

                (ii) Each of BJ Services Company, U.S.A., a Delaware corporation, BJ Services Middle East, a Delaware corporation, and BJ Service International, Inc., a Delaware corporation (collectively, the "Material Domestic Subsidiaries"), has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; each Material Domestic Subsidiary is duly qualified to do business as a foreign corporation in good standing in all other United States jurisdictions in which it owns or leases substantial properties or in which the conduct of its business requires such qualification (except where the failure to so qualify would not have a material adverse effect on the business, financial condition or results of operations of the Company and the Subsidiaries taken as a whole); and all outstanding shares of capital stock of each Material Domestic Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and, to the knowledge of such counsel, are owned, directly or indirectly, by the Company free and clear of any liens, encumbrances or claims [EXCEPT FOR RIGHTS TO PURCHASE, OR CONSENT TO THE TRANSFER OF, SHARES IN CERTAIN NON-U.S. SUBSIDIARIES];

                (iii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities, options or warrants referred to in the Prospectus or the Incorporated Documents);

                (iv) This Agreement has been duly authorized, executed and delivered by the Company;

                (v) The Securities delivered at Closing Time and all other outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and such shares (including the related Rights) conform in all material respects to the description thereof contained in the Prospectus, and the stockholders of the Company have no preemptive rights with respect to the Securities;

                (vi) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required of the Company for the consummation of the transactions contemplated by this Agreement, except such as have been obtained and made under the 1933 Act and the 1933 Act Regulations and such as may be required under state securities laws;

                (vii) The execution, delivery and performance of this Agreement will not result in a material breach or violation of any of the terms and provisions of, or constitute a material default under, any statute, any rule or regulation or, to such counsel's knowledge, any order of any governmental agency or body or any court having jurisdiction over the Company or any Material Domestic Subsidiary or any of their properties, or the charter or by-laws of the Company or any Material Domestic Subsidiary or, to such counsel's knowledge, any agreement or instrument that relates to the borrowing of funds or that is filed as an exhibit to the Incorporated Documents to which the Company or any Material Domestic Subsidiary is bound or, to such counsel's knowledge, to which any of the properties of the Company or any such Material Domestic Subsidiary is subject;

                (viii) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission;

                (ix) The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which counsel need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations;

                (x) The Incorporated Documents (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which such counsel need express no opinion) when filed with the Commission complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations;

                (xi) The descriptions in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects and fairly present the information required to be shown; and such counsel do not know of any legal or governmental proceedings required to be described in the Registration Statement and the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement or the Incorporated Documents which are not described and filed as required; and

                (xii) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

        In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

        (c) Opinion of Margaret B. Shannon. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Margaret B. Shannon, Vice President and General Counsel of the Company, in form and substance satisfactory to counsel for the Underwriters, stating that she has no reason to believe that (1) any Subsidiary of the Company organized under the laws of a non-United States jurisdiction ("Foreign Subsidiary") has not been duly incorporated or is not an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus, (2) any Foreign Subsidiary is not duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which it owns or leases substantial properties or in which the conduct of its business requires such qualification or (3) all outstanding shares (or such percentage of the outstanding shares as is set forth in Schedule C hereto) of capital stock of each Foreign Subsidiary have not been duly authorized and validly issued, are not fully paid and nonassessable or are not owned, directly or indirectly, by the Company free and clear of any liens, encumbrances or claims [EXCEPT FOR RIGHTS TO PURCHASE, OR CONSENT TO THE TRANSFER OF, SHARES IN CERTAIN NON-U.S. SUBSIDIARIES], and except where any failure specified in clause (1), (2) or (3) would not have a material adverse effect on the business, financial condition or results of operations of the Company and the Subsidiaries taken as a whole.

        (d) Opinion of Counsel for the Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Baker & Botts, L.L.P., counsel for the Underwriters, with respect to
(1) the Company's due incorporation and valid existence as a corporation in good standing under the laws of Delaware, (2) the Company's corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and (3) the matters set forth in clauses (iv), (v) (solely with respect to the Securities and not other outstanding shares of Common Stock, and solely as to preemptive or other similar rights arising by operation of law or under the charter or by-laws of the Company), (viii) and (ix) of subsection (b) of this Section. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

        (e)      Opinions of Counsel.      In giving their opinions required by
subsections (b), (c) and (d), respectively, of this Section, Andrews & Kurth L.L.P., Margaret B. Shannon and Baker & Botts, L.L.P. shall each additionally state that they have participated in conferences with officers and other representatives of the Company, with representatives of Deloitte & Touche LLP and with the Representatives at which the contents of the Registration Statement and the Prospectus and related matters were discussed and that nothing has come to their attention that would lead them to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information and Rule 434 Information (if applicable) (except for financial statements and schedules and other financial or related statistical data included therein or incorporated by reference therein, as to which such counsel need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial or related statistical data included therein or incorporated by reference therein, as to which such counsel need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (f) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the business, financial condition, results of operations or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

        (g) Accountant's (Deloitte & Touche LLP) Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect that (1) they are independent certified public accountants with respect to the Company and the Subsidiaries within the meaning of the 1933 Act and the applicable 1933 Act Regulations; (2) the financial statements and schedule examined by them and included in the Registration Statement and the Prospectus and/or included in the Incorporated Documents comply in form in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations, and the 1934 Act and the 1934 Act Regulations; (3) based upon limited procedures set forth in detail in such letter (which shall include, without limitation, the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, with respect to the unaudited condensed consolidated financial statements of the Company included in the Registration Statement and the Prospectus and/or included in the Incorporated Documents), nothing has come to their attention which causes them to believe that (A) any material modifications should be made to the unaudited condensed consolidated financial statements included in the Registration Statement and the Prospectus and/or included in the Incorporated Documents for them to be in conformity with generally accepted accounting principles or (B) at a specified date not more than five days prior to the date of this Agreement, there has been any change in the consolidated capital stock of the Company or any increase in short-term indebtedness or the consolidated long-term debt or any decrease in the consolidated net current assets or consolidated stockholders' equity of the Company as compared with the amounts shown in the March 31, 1996 unaudited condensed consolidated balance sheet included in the Registration Statement and the Prospectus or, during the period from April 1, 1996 to a specified date not more than five days prior to the date of this Agreement, there were any decreases as compared with the corresponding period in the preceding year or the period of corresponding length commencing January 1, 1996, in consolidated revenue, operating income (excluding unusual charges for the period commencing January 1, 1996), income before income taxes, minority interest and cumulative effect of accounting change, net income or net income per share of the Company, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur;
(4) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (3) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in or incorporated by reference into the Registration Statement and the Prospectus and which are specified by the Representatives, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and the subsidiaries identified in such letter; and (5) based upon limited procedures set forth in detail in such letter, nothing came to their attention that caused them to believe that the unaudited pro forma condensed consolidated financial statements included in the Registration Statement and the Prospectus and/or included in the Incorporated Documents do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments were not properly applied to the historical amounts in the compilation of those statements.

        (h) Accountant's (Price Waterhouse LLP) Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Price Waterhouse LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect that (1) they are independent certified public accountants with respect to Western within the meaning of the 1933 Act and the applicable 1933 Act Regulations; and (2) the financial statements of Western examined by them and included in the Incorporated Documents comply in form in all material respects with the applicable requirements of the 1934 Act and the 1934 Act Regulations.

        (i) Accountant's (KPMG Peat Marwick Thorne) Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from KPMG Peat Marwick Thorne a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect that (1) they are independent certified public accountants with respect to Nowsco within the meaning of the 1933 Act and the applicable 1933 Act Regulations; (2) the financial statements and schedule examined by them and included in the Registration Statement and the Prospectus and/or included in the Incorporated Documents comply in form in all material respects with the applicable requirements of the 1934 Act and the 1934 Act Regulations; (3) based upon limited procedures set forth in detail in such letter (which shall include, without limitation, the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, with respect to the unaudited condensed consolidated financial statements of Nowsco included in the Registration Statement and the Prospectus and/or included in the Incorporated Documents), nothing has come to their attention which causes them to believe that any material modifications should be made to the unaudited condensed consolidated financial statements included in the Registration Statement and the Prospectus and/or included in the Incorporated Documents for them to be in conformity with generally accepted accounting principles; and (4) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (3) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in or incorporated by reference into the Registration Statement and the Prospectus and which are specified by the Representatives, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of Nowsco and its subsidiaries identified in such letter.

        (j) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from Deloitte & Touche LLP, Price Waterhouse LLP and KPMG Peat Marwick Thorne letters, dated as of Closing Time, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letters for each of the other Underwriters, to the effect that they reaffirm the statements made in their respective letters furnished pursuant to subsections (g), (h) and (i) of this Section, except that the specified date referred to shall be a date not more than two business days prior to Closing Time.

        (k) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

        (l) No Objection. The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

        (m) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit A hereto signed by the persons listed on Schedule D hereto.

        (n) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any Subsidiary hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

                (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at Closing Time pursuant to
        Section 5(f) hereof remains true and correct as of such Date of Delivery.

                (ii) Opinion of Counsel for Company. The favorable opinion of Andrews & Kurth L.L.P., counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

                (iii) Opinion of Margaret B. Shannon. The favorable opinion of Margaret B. Shannon, Vice President and General Counsel of the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

                (iv) Opinion of Counsel for Underwriters. The favorable opinion of Baker & Botts, L.L.P., counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.


                (v) Bring-down Comfort Letter. A letter from each of Deloitte & Touche LLP, Price Waterhouse LLP and KPMG Peat Marwick Thorne, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letters furnished to the Representatives pursuant to subsections (g), (h) and (i), respectively, of this Section, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

        (o) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

        (p) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6.   Indemnification.

        (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act as follows:

                        (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus

        (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                        (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

                       (iii) against any and all expense whatsoever, as incurred (including, subject to the third sentence of Section 6(c) hereof, the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that this indemnity agreement with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Securities (or any person who controls such Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act) to the extent that a copy of the Prospectus (as then amended or supplemented and furnished by the Company to such Underwriter) was not sent or given by or on behalf of such Underwriter to such person at or prior to the sale of such Securities and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability and the Company has complied with its obligations under Section 3(a) hereof.

        (b)     Indemnification of the Company, Directors and Officers.
Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A

Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

        (c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying party receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action; provided, however, that if such indemnified parties reasonably object to such assumption on the ground (based on the advice of counsel) that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party, such indemnified parties shall be entitled to choose separate counsel with respect to such defenses and to retain or assume control of such defenses at the expense of the indemnifying party. If an indemnifying party assumes the defense of such action (other than with respect to defenses addressed in the immediately preceding sentence), the indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action (other than with respect to defenses addressed in the immediately preceding sentence). In no event shall the indemnifying party be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

        (d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and
(iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

        SECTION 7.   Contribution.  If the indemnification provided for in
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

        The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet bears to the aggregate initial public offering price of the Securities as set forth on such cover.

        The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

        Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

        No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

        SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any Subsidiary submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

        SECTION 9.   Termination of Agreement.

        (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (1) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the business, financial condition, results of operations or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, or (2) if there has occurred any material adverse change in the financial markets in the United States or elsewhere, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (3) if trading in any securities of the Company has been suspended or limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (4) if a banking moratorium has been declared by New York, Delaware, Texas or United States authorities.

        (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6 and 7 shall survive such termination and remain in full force and effect.

        SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

        (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

        (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

        No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

        In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representatives or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

        SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at 1221 McKinney, Suite 2700, Houston, Texas 77010, attention of Samuel R. Dodson; notices to the Company shall be directed to it at 5500 Northwest Central, P. O. Box 4442, Houston, Texas 77210-4442, attention of Margaret B. Shannon. If any day on which any notice, demand, instruction or other communication is given by either party hereto is not a Business Day or is received after normal business hours on a Business Day, such notice, demand, instruction or other communication shall be deemed to have been given on the Business Day succeeding such day. For purposes of this Section 11, "Business Day" shall mean any day other than a Saturday, Sunday, legal holiday or any other day on which commercial banking institutions in Texas (in the case of notices being given to the Company) and The City of New York (in the case of notices being given to the Underwriters) are required or authorized by law or executive order to close.

        SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely because of such purchase.

        SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

        SECTION 14. Effect of Headings. The Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

                                      Very truly yours,

                                      BJ SERVICES COMPANY



                                      By: ____________________________________
                                               Name:
                                               Title:




CONFIRMED AND ACCEPTED,
         as of the date first above written:


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
CS FIRST BOSTON CORPORATION
RAUSCHER PIERCE REFSNES, INC.


By:  MERRILL LYNCH,  PIERCE, FENNER & SMITH
                 INCORPORATED


By: _______________________________________
         Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

                                   SCHEDULE A


                                                                  Number of
                                                                   Initial
         Name of Underwriter                                      Securities
         -------------------                                      ----------
Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated  . . . . . . . . . . . . .
CS First Boston Corporation . . . . . . . . . . . . . . .
Rauscher Pierce Refsnes, Inc. . . . . . . . . . . . . . .
                                                                  ------------
Total     . . . . . . . . . . . . . . . . . . . . . . . .            8,500,000
                                                                  ============





                                  Sch A - 1

                                   SCHEDULE B

                              BJ SERVICES COMPANY
                        8,500,000 SHARES OF COMMON STOCK
                           (PAR VALUE $.10 PER SHARE)


         1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $_________.

         2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $_________, being an amount equal to the initial public offering price set forth above less $__________ per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.





                                  Sch B - 1

                                   SCHEDULE C

                          Subsidiaries of the Company


                                                                                      Percentage Owned By
                                                                                 ---------------------------
               Name of Entity/Jurisdiction of Organization                       Company          Subsidiary
               -------------------------------------------                       -------          ----------

BJ Services Company Middle East (Delaware)  . . . . . . . . . . . . . . . . . .     100%
    Gulf Well Services Company (Kuwait)   . . . . . . . . . . . . . . . . . . .                        40%
BJ Services Company Overseas (Delaware) . . . . . . . . . . . . . . . . . . . .     100%
BJ Services Company, U.S.A. (Delaware)  . . . . . . . . . . . . . . . . . . . .     100%
    Western Petroleum Services, Incorporated (Delaware)   . . . . . . . . . . .                       100%
    WOI, Inc. (Delaware)  . . . . . . . . . . . . . . . . . . . . . . . . . . .                       100%
    Saturn Energy Company (Delaware)  . . . . . . . . . . . . . . . . . . . . .                       100%
    Offshore International, Ltd. (Delaware)   . . . . . . . . . . . . . . . . .                       100%
    Western Services International, Inc. (Delaware)   . . . . . . . . . . . . .                       100%
    Western Petroleum Services International Company (Delaware)   . . . . . . .                       100%
         Western Petroleum Services International (Nigeria) Ltd.  . . . . . . .                        80%
         P.T. Western Petroleum Servinco (Indonesia)  . . . . . . . . . . . . .                        64%
         Western Rotary Petroleum Company Limited (Hungary) . . . . . . . . . .                        50%
    Western Oceanic, Inc. (Delaware)  . . . . . . . . . . . . . . . . . . . . .                       100%
         Western Oceanic International, Inc. (Panama) . . . . . . . . . . . . .                       100%
             Altomar Perfuracoes Maritmas Ltda. (Brazil)  . . . . . . . . . . .                     99.99%
    Western Oceanic (Nigeria) Limited   . . . . . . . . . . . . . . . . . . . .                        60%
    Western Oilfield Supply & Rental, Inc. (Delaware)   . . . . . . . . . . . .                       100%
    Western Oceanic Services, Inc. (Delaware)   . . . . . . . . . . . . . . . .                       100%
    Colony Drilling Company Limited (UK)  . . . . . . . . . . . . . . . . . . .                       100%
         Western Petroleum Services (UK) Ltd. . . . . . . . . . . . . . . . . .                       100%
    BJ Service International, Inc. (Delaware)   . . . . . . . . . . . . . . . .                       100%
    BJ-Hughes C.I., Ltd. (Cayman Islands)   . . . . . . . . . . . . . . . . . .                       100%
    BJ Oilwell Services (Malaysia) Sdn. Bhd.  . . . . . . . . . . . . . . . . .                        65%
    BJ Service International (Thailand) Ltd.  . . . . . . . . . . . . . . . . .                       100%
    BJ Service Arabia Ltd. (Saudi Arabia)   . . . . . . . . . . . . . . . . . .                        70%
    BJ Services C.I., Ltd. (Cayman Islands)   . . . . . . . . . . . . . . . . .                       100%
    Nowsco Well Service Ltd (Alberta)   . . . . . . . . . . . . . . . . . . . .                       100%
    BJ Services Canada Inc. (Alberta)   . . . . . . . . . . . . . . . . . . . .                       100%
         Nowsco Well Service Company Limited (Barbados) . . . . . . . . . . . .                       100%
         Nowsco International Limited (Barbados)  . . . . . . . . . . . . . . .                       100%
         Nowsco Well Service International (Bermuda)  . . . . . . . . . . . . .                       100%
         Nowsco Well Service (Cyprus) Limited (Cyprus)  . . . . . . . . . . . .                       100%
             Nowsco Well Service (Vestok) Limited (Russia)  . . . . . . . . . .                       100%
         Siarno Overseas Limited (Cyprus) . . . . . . . . . . . . . . . . . . .                       100%





                                  Sch C - 1

             NMS Oil Field Limited (Cyprus) . . . . . . . . . . . . . . . . . .                       100%
         Nowsco Americas S.A. (Argentina) . . . . . . . . . . . . . . . . . . .                        49%
         Nowsco Inc. (USA)  . . . . . . . . . . . . . . . . . . . . . . . . . .                       100%
             Nowsco Pipeline Services Inc. (USA)  . . . . . . . . . . . . . . .                       100%
             Nowsco Pipeline Cleaners Inc. (USA)  . . . . . . . . . . . . . . .                       100%
             Nowsco Well Service Inc. (USA) . . . . . . . . . . . . . . . . . .                       100%
             CECO Fabricanes Inc. (USA) . . . . . . . . . . . . . . . . . . . .                       100%
         International Nowsco Well Service Inc. (USA) . . . . . . . . . . . . .                       100%
         Nowsco Well Service GmbH (Germany) . . . . . . . . . . . . . . . . . .                       100%
         Nowsco (Netherlands) Group BV (Netherlands)  . . . . . . . . . . . . .                       100%
             Nowsco (IFC) AV (Netherlands)  . . . . . . . . . . . . . . . . . .                       100%
             Nowsco (Middle East) LLC . . . . . . . . . . . . . . . . . . . . .                        51%
             Nowsco (UAE) LLC . . . . . . . . . . . . . . . . . . . . . . . . .                        49%
         Nowsco Well Service (Europe) BV (Netherlands)  . . . . . . . . . . . .                       100%
         Nowsco Norge A/S (Norway)  . . . . . . . . . . . . . . . . . . . . . .                       100%
         Nowsco U.K. Limited (U.K.) . . . . . . . . . . . . . . . . . . . . . .                       100%
             Nowsco Well Service Limited (U.K.) . . . . . . . . . . . . . . . .                       100%
             McKenne & Sullivan Limited (U.K.)  . . . . . . . . . . . . . . . .                       100%
         Nowsco (U.K.) Group Limited (U.K.) . . . . . . . . . . . . . . . . . .                       100%
         Nowsco Well Service SRL (Italy)  . . . . . . . . . . . . . . . . . . .                       100%
         Nowsco Well Service (Ireland) Limited  . . . . . . . . . . . . . . . .                       100%
         Nowsco Well Service (SEA) PTE (Singapore)  . . . . . . . . . . . . . .                       100%
         PT Nowsco Well Service (Indonesia) . . . . . . . . . . . . . . . . . .                        70%
         Sarka Nowsco Well Service SDN BHD (Maylasia) . . . . . . . . . . . . .                        40%
         Nowsco (B) SDN BHD (Brunei)  . . . . . . . . . . . . . . . . . . . . .                        60%
    BJ Services Company B.V. (Netherlands)  . . . . . . . . . . . . . . . . . .                       100%
         BJ Services Company GmbH (Germany) . . . . . . . . . . . . . . . . . .                       100%
         BJ Services AS (Norway)  . . . . . . . . . . . . . . . . . . . . . . .                       100%
         BJ Services Company Italia S.r.l. (Italy)  . . . . . . . . . . . . . .                       100%

                                                                                   Percentage Owned By
                                                                                 -------------------------
    Name of Entity/Jurisdiction of Organization                                  Company        Subsidiary
    -------------------------------------------                                  -------        ----------
    BJ Services Company Mexicana S.A. de C.V. (Mexico)  . . . . . . . . . . . .                       100%
    BJ Services Company (Nigeria) Limited   . . . . . . . . . . . . . . . . . .                        60%
    BJ Services Company, S.A. (Panama)  . . . . . . . . . . . . . . . . . . . .                       100%
    BJ Services Company Limited (Scotland)  . . . . . . . . . . . . . . . . . .                       100%
         BJ Services Company (UK) Limited (Scotland)  . . . . . . . . . . . . .                       100%
         BJ Leasing Company Limited (Scotland-Vestfonn) . . . . . . . . . . . .                       100%
             BJS Oilfield Technology Limited (Scotland) . . . . . . . . . . . .                       100%
             BJ Comtec AS (Norway)  . . . . . . . . . . . . . . . . . . . . . .                       100%





                                         Sch C - 2

             BJ Services International Limited (Eastern Europe)
                   (Scotland) . . . . . . . . . . . . . . . . . . . . . . . . .                       100%
         BJ Services Company (Singapore) Pte. Ltd . . . . . . . . . . . . . . .                       100%
         BJ Services De Venezuela IV, C.A. (Venezuela)  . . . . . . . . . . . .                       100%
             BJ Services de Venezuela, C.A. (Venezuela) . . . . . . . . . . . .                       100%
                 BJ Services De Venezuela II, C.A. (Venezuela)  . . . . . . . .                       100%
                     BJ Services De Venezuela III, C.A. (Venezuela) . . . . . .                       100%
         BJ Services International S.A. (Panama)  . . . . . . . . . . . . . . .                       100%
         BJ Pumping Services Company S.A. (Panama)  . . . . . . . . . . . . . .                        65%
         BJ Services S.A. (Argentina) . . . . . . . . . . . . . . . . . . . . .                       100%
         Compania de Servicios Petroleros BJ Boliviana S.A. (Bolivia) . . . . .                        49%
         Hughes Services Eastern Hemisphere S.A.R.L. (France) . . . . . . . . .                       100%
         International Specialty Chemicals Ltd. (Cayman Islands)  . . . . . . .                        75%
         P.T. BJ-Hughes Services Indonesia (Indonesia)  . . . . . . . . . . . .                        75%
         Servicios Brasileiros Especializados em Petroleo S.A.
                 (SEBEP) (Brazil) . . . . . . . . . . . . . . . . . . . . . . .                        40%
               SEBEP Quimica Industria e Comercia Ltda. (Brazil)  . . . . . . .                       100%
               SEBEX Oil Well Services, S.A. (Brazil) . . . . . . . . . . . . .                       100%
         Societe Algerienne de Climentation (Algeria) . . . . . . . . . . . . .                        49%





                                  Sch C - 3

                                   SCHEDULE D

                       List of persons subject to lock-up


         J. W. Stewart
         Michael McShane
         David D. Dunlap
         Thomas H. Koops
         Margaret B. Shannon
         Kenneth A. Williams
         Matthew D. Fitzgerald
         Taylor M. Whichard
         Stephen A. Wright
         L. William Heiligbrodt
         John R. Huff
         William J. Johnson
         Don D. Jordan
         R. A. LeBlanc
         James E. McCormick
         Michael E. Patrick





                                  Sch D - 1

                                   EXHIBIT A

                           Form of Lock-Up Agreement

                                             _____________________________, 1996


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
CS First Boston Corporation
Rauscher Pierce Refsnes, Inc.,
  as Representatives of the several
  Underwriters to be named in the
  within-mentioned Purchase Agreement
c/o Merrill Lynch & Co.
      Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

         Re:     Proposed Public Offering by BJ Services Company

Ladies and Gentlemen:

         The undersigned, a stockholder, officer and/or director of BJ Services Company, a Delaware corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), CS First Boston Corporation and Rauscher Pierce Refsnes, Inc. propose to enter into a Purchase Agreement (the "Purchase Agreement") with the Company providing for the public offering of shares (the "Securities") of the Company's common stock, par value $.10 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder, officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 90 days from the date of the final prospectus for the proposed public offering of the Securities, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with





                                  Sch D - 2
respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

                                        Very truly yours,



                                       Signature:______________________________

                                       Print Name: ____________________________





                                  Sch D - 3